As filed with the Securities and Exchange Commission on June 23, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAR PACIFIC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	84-1060803 (I.R.S. Employer Identification No.)
825 Town & Country Lane, Suite 1500 Houston, Texas 77024 (Address of Principal Executive Offices) (Zip Code)

Par Pacific Holdings, Inc. 2018 Employee Stock Purchase Plan

(Full Title of the Plan)

Name, Address and Telephone

Number of Agent for Service:

Jeffrey R. Hollis

Senior Vice President, General Counsel & Secretary

Par Pacific Holdings, Inc.

825 Town & Country Lane, Suite 1500

Houston, Texas 77024

(281) 899-4800

Copy of Communications to: E. James Cowen Adam K. Nalley Porter Hedges LLP 100 Main Street, 36th Floor Houston, Texas 77002 (713) 226-6649

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers an additional 300,000 shares of the common stock of Par Pacific Holdings, Inc. (“Registrant”) under the Par Pacific Holdings, Inc. 2018 Employee Stock Purchase Plan, as amended, which are the same class as those shares of common stock registered under the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 18, 2018 (File No. 333-225054) (the “Prior Registration Statement”). Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Par Pacific Holdings, Inc. 2018 Employee Stock Purchase Plan. Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on May 18, 2018.
4.2

Amendment to Par Pacific Holdings, Inc. 2018 Employee Stock Purchase Plan. Incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 23, 2023.

*5.1	Opinion of Porter Hedges LLP with respect to the legality of the securities.
*23.1	Consent of Deloitte & Touche LLP.
*23.2	Consent of Porter Hedges LLP (included in Exhibit 5.1).
*24.1	Power of Attorney (included on signature page of this registration statement).
*107.1	Calculation of Filing Fee Tables

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 23rd day of June, 2023.

PAR PACIFIC HOLDINGS, INC.

By:	/s/ William Pate
William Pate
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Pate, William Monteleone and Jeffrey R. Hollis, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William Pate	Chief Executive Officer and Director	June 23, 2023
William Pate	(Principal Executive Officer)

/s/ Shawn Flores	Senior Vice President and Chief Financial Officer	June 23, 2023
Shawn Flores	(Principal Financial Officer)

/s/ Ivan Guerra	Chief Accounting Officer	June 23, 2023
Ivan Guerra	(Principal Accounting Officer)

/s/ William Monteleone	President and Director	June 23, 2023
William Monteleone

/s/ Robert S. Silberman	Chairman of the Board	June 23, 2023
Robert S. Silberman

/s/ Melvyn N. Klein	Chairman Emeritus	June 23, 2023
Melvyn N. Klein

/s/ Curtis Anastasio	Director	June 23, 2023
Curtis Anastasio

/s/ Anthony Chase	Director	June 23, 2023
Anthony Chase

/s/ Timothy Clossey	Director	June 23, 2023
Timothy Clossey

/s/ Phillip Davidson	Director	June 23, 2023
Philip Davidson

/s/ Walter A. Dods, Jr.	Director	June 23, 2023
Walter A. Dods, Jr.

/s/ Katherine Hatcher	Director	June 23, 2023
Katherine Hatcher

/s/ Patricia Martinez	Director	June 23, 2023
Patricia Martinez

/s/ Aaron Zell	Director	June 23, 2023
Aaron Zell